Exhibit 99.2
TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

Background

References to the “Partnership,” “TLLP,” “we,” “us” and “our” mean Tesoro Logistics LP and its consolidated subsidiaries, unless the context otherwise requires. References to “Tesoro” refer collectively to Tesoro Corporation and any of its subsidiaries other than Tesoro Logistics LP, its subsidiaries and Tesoro Logistics GP, LLC (“General Partner”), its general partner.

The following unaudited pro forma condensed combined consolidated financial information of the Partnership reflects adjustments:

a.
to the historical combined consolidated balance sheet (the “Balance Sheet”) of the Partnership to give effect to (i) the proposed acquisition of two marine terminals, a marine storage terminal, a products terminal, a petroleum coke handling and storage facility, and over 100 miles of active crude oil and refined products pipeline (“Los Angeles Logistics Assets”) from Tesoro Refining & Marketing Company LLC (“TRMC”), hereafter referred to as the “Los Angeles Logistics Assets Acquisition,” including the anticipated borrowing on our revolving credit facility to fund a portion of the acquisition price, and (ii) the planned equity offering to fund the remainder of the acquisition price (the “Planned Equity Offering”); and

b.
to the historical statements of combined consolidated operations (the “Statements of Operations”) of the Partnership to give effect to (i) the acquisition of the Chevron Pipe Line Company’s and Northwest Terminalling Company’s (collectively, “Chevron”) assets, hereafter referred to as the “Northwest Products System Acquisition” of the “Northwest Products System” and (ii) the issuance of equity in January 2013 to fund the Northwest Products System Acquisition (the “January Offering”).

The pro forma adjustments have been prepared as if the transactions described above had taken place as of September 30, 2013 in the case of the Balance Sheet and January 1, 2012 in the case of the Statements of Operations.

We have not adjusted the Statements of Operations for our June 1, 2013 acquisition of six marketing and storage terminals located in Southern California and certain assets and properties related thereto (the “Los Angeles Terminal Assets Acquisition”) or the proposed Los Angeles Logistics Assets Acquisition as they constitute acquisitions of assets pursuant to Rule 11-01(d) of Regulation S-X and separate pre-acquisition financial statements of the related assets were not required and have not been prepared. Therefore, we do not have the necessary historical information to adjust the Statements of Operations to include historical information of either the assets related to the Los Angeles Terminal Assets Acquisition or Los Angeles Logistics Assets Acquisition. Accordingly, we have also not adjusted the Statements of Operations to give effect to (i) the debt financing associated with the Los Angeles Terminal Assets Acquisition or (ii) the planned borrowings under the Partnership’s revolving credit facility or the Planned Equity Offering as each is directly related to the Los Angeles Logistics Assets Acquisition.

Historical financial information for the Northwest Products System Acquisition is based on the statements of revenues and direct operating expenses of the Northwest Products System and was prepared from the historical accounting records of Chevron through June 19, 2013, the date of the Northwest Products System Acquisition. The Northwest Products System represents a portion of the operations of both Chevron Pipe Line Company and Northwest Terminalling Company and therefore, is not a stand-alone legal entity. Accordingly, historical financial statements in accordance with U.S. GAAP have not previously been prepared, nor is it practicable to prepare separate, historical financial statements for the Northwest Products System. The statements of revenues and direct operating expenses vary from a complete income statement prepared in accordance with U.S. GAAP because they exclude indirect expenses, such as certain general and administrative expenses, interest expense, depreciation and amortization, income taxes and the allocation of corporate overhead costs. Therefore, the results set forth in the statements of revenues and direct operating expenses may not be representative of future operations.

The unaudited pro forma condensed combined consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of our financial position had the Los Angeles Logistics Assets Acquisition, the anticipated borrowings under our revolving credit facility to fund a portion of the acquisition and the Planned Equity Offering actually occurred on the date assumed, or our results of operations had the Northwest Products System Acquisition or the January Offering actually occurred on the dates assumed, nor is such unaudited pro forma condensed combined consolidated financial information necessarily indicative of the operating results to be expected for any future period.

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. The notes to the unaudited pro forma condensed combined consolidated financial information provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed combined consolidated financial information. The unaudited pro forma condensed combined consolidated financial information and related notes thereto should be read in conjunction with our audited combined consolidated financial statements and related notes thereto for the year ended December 31, 2012, included in our annual report on Form 10-K, and our unaudited condensed combined consolidated financial statements and related notes thereto for the quarterly period ended September 30, 2013, included in our quarterly report on Form 10-Q, and the historical combined statements of revenues and direct operating expenses for the Northwest Products System included in our current report on Form 8-K/A filed with the Securities and Exchange Commission on August 8, 2013.

Los Angeles Logistics Assets Acquisition

On November 18, 2013, we entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with TRMC, TLLP’s General Partner and Tesoro Logistics Operations LLC (the “Operating Company”) for the purchase of the Los Angeles Logistics Assets. The Los Angeles Logistics Assets were part of BP’s Southern California refining and marketing business that Tesoro acquired on June 1, 2013. We previously purchased other logistics assets Tesoro acquired with BP’s Southern California refining and marketing business in the Los Angeles Terminal Assets Acquisition on June 1, 2013.

Pursuant to the Contribution Agreement, we will acquire the Los Angeles Logistics Assets for approximately $650.0 million, comprised of approximately $585.0 million in cash and the remaining $65.0 million from the issuance of equity to the General Partner (which partnership units will consist of the number of general partner units necessary to increase its ownership to 2% and the remainder of which will be common units). We currently expect to close the Los Angeles Logistics Assets Acquisition later in the fourth quarter of 2013, subject to customary closing conditions.

Tesoro will retain responsibility for remediation of known environmental liabilities due to the use or operation of the Los Angeles Logistics Assets prior to the acquisition (“Pre-Closing”) and has agreed to indemnify the Partnership for any losses incurred by the Partnership arising out of those remediation obligations. The indemnification for unknown Pre-Closing remediation liabilities is limited to five years after the closing date of the acquisition.

The Partnership will commence managing the operation of all of the Los Angeles Logistics Assets and receiving fees for services upon close of the Los Angeles Logistics Assets Acquisition. In conjunction with the acquisition, the General Partner expects to hire approximately 170 employees to manage the operations. Tesoro and the Partnership will reimburse each other for operational expenses related to all assets, including the Los Angeles Logistics Assets, under the terms of the Amendment and Restatement of Schedules to the Amended and Restated Operational Services Schedules (the “Amended Operational Services Schedules”), which will become effective on the closing date of the acquisition.  The total revised net cost under the Amended Operational Services Schedules is expected to be $0.6 million annually.  Additionally, the annual fee we pay to Tesoro for administrative services is expected to increase by $1.5 million to $5.5 million under the Amended and Restated Omnibus Agreement, which will become effective on the acquisition date.

Northwest Products System Acquisition

On June 19, 2013, the Partnership acquired the Northwest Products System consisting of a regulated common carrier products pipeline running from Salt Lake City, Utah to Spokane, Washington (the “Northwest Products Pipeline”), and a jet fuel pipeline to the Salt Lake City International Airport. The Northwest Products System also includes the Boise and Pocatello, Idaho and Pasco, Washington refined products terminals.

In accordance with the amended asset sale and purchase agreements, for a period of two years, Chevron retained financial and operational responsibility to remediate the site of the release of diesel fuel that occurred at the Northwest Products System near Willard, Utah on March 18, 2013 (the “Diesel Pipeline Release”) in addition to paying any monetary fines and penalties assessed by any government authority arising from this incident.

TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
September 30, 2013

		Pro Forma Adjustments
	Tesoro Logistics LP	Los Angeles Logistics Assets Acquisition		Planned Equity Offering		Tesoro Logistics LP Pro Forma
	(Dollars in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$65,081	$250,000	(a)	$320,229	(d)	$37,488
		(585,000)	(b)	(11,208)	(e)
		(1,205)	(c)	(409)	(f)
Receivables
Trade	7,855	—		—		7,855
Affiliate	29,850	—		—		29,850
Prepayments	2,326	—		—		2,326
Other current assets	4,903	—		—		4,903
Total Current Assets	110,015	(336,205)		308,612		82,422
NET PROPERTY, PLANT AND EQUIPMENT	1,061,445	307,065	(b)	—		1,368,510
DEPOSITS	84	—		—		84
GOODWILL	8,738	—		—		8,738
OTHER NONCURRENT ASSETS	25,370	—		—		25,370
Total Assets	$1,205,652	$(29,140)		$308,612		$1,485,124

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable
Trade	$18,689	$—		$—		$18,689
Affiliate	7,877	—		—		7,877
Deferred revenue - affiliate	1,820	—		—		1,820
Accrued interest and financing costs	15,925	—		—		15,925
Accrued environmental liabilities	13,428	—		—		13,428
Other current liabilities	5,530	—		—		5,530
Total Current Liabilities	63,269	—		—		63,269
OTHER NONCURRENT LIABILITIES	5,543	—		—		5,543
DEBT	908,489	250,000	(a)	—		1,158,489
		—
COMMITMENTS AND CONTINGENCIES
EQUITY
Common unitholders	402,595	(272,376)	(b)	320,229	(d)	441,409
		(850)	(c)	(7,901)	(e)
				(288)	(f)
Subordinated unitholders	(154,394)	(331)	(c)	(3,083)	(e)	(157,921)
				(113)	(f)
General partner - TLGP	(19,850)	(5,559)	(b)	(224)	(e)	(25,665)
		(24)	(c)	(8)	(f)
Total Equity	228,351	(279,140)		308,612		257,823
Total Liabilities and Equity	$1,205,652	$(29,140)		$308,612		$1,485,124

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED OPERATIONS
Nine Months Ended September 30, 2013

	Tesoro Logistics LP	Historical Northwest Products System	Pro Forma Adjustments		Tesoro Logistics LP Pro Forma
	(Dollars in thousands, except unit and per unit amounts)
REVENUES
Affiliate	$180,952	$5,895	$(368)	(g)	$186,479
Third-party	24,322	15,844	368	(g)	40,534
Total Revenues	205,274	21,739	—		227,013
COSTS AND EXPENSES
Operating and maintenance expenses	78,569	30,371	(22,000)	(h)	86,940
Depreciation and amortization expenses	23,447	—	8,528	(i)	31,975
General and administrative expenses	20,211	—	—		20,211
Loss on asset disposals	177	—	—		177
Total Costs and Expenses	122,404	30,371	(13,472)		139,303
OPERATING INCOME (LOSS)	82,870	(8,632)	13,472		87,710
Interest and financing costs	(24,459)	—	—		(24,459)
Interest and other income	493	—	—		493
Net income (loss) attributable to partners	58,904	(8,632)	13,472		63,744
General partner’s interest in net income, including incentive distribution rights	(7,077)	—	(96)	(j)	(7,173)
Limited partners’ interest in net income (loss)	$51,827	$(8,632)	$13,376		$56,571

Net income per limited partner unit:
Common - basic	$1.14				$1.23
Common - diluted	$1.14				$1.22
Subordinated - basic and diluted	$1.10				$1.21

Weighted average limited partner units outstanding:
Common units - basic	30,456,062	—	465,476	(k)	30,921,538
Common units - diluted	30,549,230	—	465,476	(k)	31,014,706
Subordinated - basic and diluted	15,254,890	—	—		15,254,890

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED OPERATIONS
Year Ended December 31, 2012

	Tesoro Logistics LP	Historical Northwest Products System	Pro Forma Adjustments		Tesoro Logistics LP Pro Forma
	(Dollars in thousands, except unit and per unit amounts)
REVENUES
Affiliate	$142,667	$15,465	$(3,618)	(g)	$154,514
Third-party	14,172	34,344	3,618	(g)	52,134
Total Revenues	156,839	49,809	—		206,648
COSTS AND EXPENSES
Operating and maintenance expenses	63,083	20,392	—		83,475
Depreciation and amortization expenses	13,057	—	18,408	(i)	31,465
General and administrative expenses	15,713	—	—		15,713
Loss on asset disposals	535	—	—		535
Total Costs and Expenses	92,388	20,392	18,408		131,188
OPERATING INCOME (LOSS)	64,451	29,417	(18,408)		75,460
Interest and financing costs	(8,992)	—	—		(8,992)
Interest and other income	48	—	—		48
NET INCOME (LOSS)	55,507	29,417	(18,408)		66,516
Net income attributable to Predecessors	1,284	—	—		1,284
Net income (loss) attributable to partners	56,791	29,417	(18,408)		67,800
General partner’s interest in net income, including incentive distribution rights	(2,674)	—	(400)	(j)	(3,074)
Limited partners’ interest in net income (loss)	$54,117	$29,417	$(18,808)		$64,726

Net income per limited partner unit:
Common - basic	$1.90				$1.59
Common - diluted	$1.89				$1.58
Subordinated - basic and diluted	$1.47				$1.49

Weighted average limited partner units outstanding:
Common units - basic	16,614,668	—	9,775,000	(k)	26,389,668
Common units - diluted	16,708,950	—	9,775,000	(k)	26,483,950
Subordinated - basic and diluted	15,254,890	—	—		15,254,890

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

TESORO LOGISTICS LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

NOTE A. Pro Forma Adjustments and Assumptions

(a)	Reflects the anticipated borrowing of approximately $250.0 million under the Partnership’s revolving credit facility to fund a portion of the Los Angeles Logistics Assets Acquisition.

(b)
Reflects the Los Angeles Logistics Assets Acquisition along with the related distributions to the General Partner as described in the Contribution Agreement. The property, plant and equipment will be recorded by TLLP at Tesoro’s historical cost. As the Los Angeles Logistics Assets were acquired by Tesoro on June 1, 2013, the historical cost of the assets will be equal to the fair value of the Los Angeles Logistics Assets on June 1, 2013, based on Tesoro’s preliminary assessment of the fair value of the assets acquired and liabilities assumed, pending the completion of an independent valuation, less any accumulated depreciation to date, plus any additions through September 30, 2013. Based on the analysis performed, Tesoro’s historical cost of the Los Angeles Logistics Assets was estimated to be $307.1 million at September 30, 2013. The Los Angeles Logistics Assets were not considered a stand-alone business in Tesoro’s valuation process, which resulted in a lower allocated fair value for the Los Angeles Logistics Assets. Any adjustments subsequent to the date of the Los Angeles Logistics Assets Acquisition as a result of the completion of Tesoro’s assessment of the fair value of the assets will be reflected as adjustments to the equity of the Partnership.

(c)
Reflects the payment of $1.2 million in estimated transaction costs associated with the Los Angeles Logistics Assets Acquisition including legal fees which are reflected as being expensed when incurred.

(d)
Reflects the estimated proceeds of $320.2 million from the issuance of 6,300,000 common units representing limited partner interests based on an estimated public offering price of $50.83 per unit in the Planned Equity Offering.

(e)	Reflects the payment of underwriting discounts related to the Planned Equity Offering, which will be allocated to all unitholders.

(f)
Reflects an estimated $0.4 million for expenses associated with the Planned Equity Offering, including legal and accounting services, SEC filing fees and other costs, which will be allocated to all unit holders.

(g)
Reflects the adjustment to the Northwest Products System historical financial statements to properly classify revenue from transactions with Chevron affiliates as third-party revenue and revenue from transactions with Tesoro as affiliate through the date of the Northwest Products System Acquisition on June 19, 2013. The revenue from transactions with Chevron affiliates and Tesoro are presented below (in thousands):

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Chevron affiliate revenue	$5,895	$15,465
Tesoro revenue	5,527	11,847
Net adjustment	$(368)	$(3,618)

(h)
Reflects $22.0 million in environmental remediation expenses recorded by Chevron prior to the Partnership’s acquisition of the Northwest Products System on June 19, 2013, which reflects Chevron’s estimate of the expected costs to remediate the effects of the Diesel Pipeline Release. Chevron has indemnified the Partnership for these remediation costs for a period of two years.

(i)
Reflects the adjustment to depreciation expense for the Northwest Products System based upon the estimated value allocated to the acquired property, plant and equipment through the date of the Northwest Products System Acquisition on June 19, 2013. The depreciation expense is calculated using an estimated depreciable life of 16-22 years and the straight-line depreciation method.

(j)	Reflects the incremental general partner's interest in net income as a result of the Northwest Products System Acquisition.

(k)	Reflects the impact of the issuance of 9,775,000 common units and 199,490 general partner units issued in the January Offering.

TESORO LOGISTICS LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION - (Continued)

NOTE B. Pro Forma Net Income per Unit

We use the two-class method when calculating the net income per unit applicable to limited partners, because we have more than one participating security. Our participating securities consist of common units, subordinated units, general partner units and incentive distribution rights. Net income attributable to the Partnership is allocated between the limited (both common and subordinated) and general partners in accordance with our partnership agreement. We base our calculation of net income per unit, including the allocation of distributions greater than earnings, on the weighted-average number of common and subordinated limited partner units outstanding during the period. Distributions less than (greater than) earnings are allocated to the general partner and limited partners based on their respective ownership interests. Payments made to our unitholders are determined in relation to actual distributions declared and are not based on the net income per unit. The pro forma basic weighted-average number of units outstanding equals the historical weighted average number of units outstanding for each of the periods presented, plus the number of incremental common units as a result of the January Offering.

Diluted net income per unit includes the effects of potentially dilutive units on our common units, which consist of unvested service and performance phantom units. Basic and diluted net income per unit applicable to subordinated limited partners are the same, as there are no potentially dilutive subordinated units outstanding.

NOTE C. Commercial Agreements with Tesoro

In connection with the closing of the Los Angeles Terminal Assets Acquisition and Los Angeles Logistics Assets Acquisition, we entered into or will enter into, respectively, the various long-term, fee-based commercial agreements with Tesoro, under which we agree to provide services to manage and operate the assets and Tesoro agrees to pay us fees based on minimum monthly throughput volumes. The fees under these agreements will be indexed for inflation annually on January 1. We believe the terms and conditions under the commercial agreements entered into in connection with the closing of the Los Angeles Terminal Assets Acquisition and to be entered into in connection with the closing of the Los Angeles Logistics Assets Acquisition are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. See additional terms of the agreements entered into at the closing of the Los Angeles Terminal Assets Acquisition below:

	Minimum Throughput Commitment					Minimum Annual Commitment
	Through December 31, 2013	Beginning January 1, 2014	Weighted Average Rate (a)	Term of Agreement	Renewals	Through December 31, 2013	Beginning January 1, 2014
						(in thousands)
Carson Storage Services Agreement (shell capacity barrels)	1,920,000	1,920,000	$0.80	10 years	2 x 5 years	$18,524	$18,524
Master Terminalling Services Agreement:
Terminalling Services (bpd)	125,000	148,375	$0.79	10 years	2 x 5 years	$36,044	$42,784
Dedicated Storage (shell capacity barrels)	2,534,143	2,534,143	$0.90	10 years	2 x 5 years	$27,369	$27,369
_________
(a) Estimated by applying actual percentages of gasoline and diesel throughput during 2012 to the minimum throughput commitments using actual rates under the commercial agreements. The weighted average rate for storage services is a monthly rate, whereas terminalling services are charged per barrel per day.

TESORO LOGISTICS LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION - (Continued)

See additional terms related to new volumes added in the commercial agreements to be entered into at the closing of the Los Angeles Logistics Assets Acquisition below:

	Minimum Throughput Commitment					Minimum Annual Commitment
	Through December 31, 2014	Beginning January 1, 2015	Weighted Average Rate (a)	Term of Agreement	Renewals	Through December 31, 2014	Beginning January 1, 2015
						(in thousands)
Master Terminalling Services Agreement:
Terminalling Services (bpd) - Carson Products Terminal	5,100	5,100	$0.79	10 years	2 x 5 years	$1,471	$1,471
Dedicated Storage - Vinvale (shell capacity barrels)	393,000	393,000	$0.90	10 years	2 x 5 years	$4,263	$4,263
Long Beach Berth Throughput Agreement (barrels per day)	244,510	244,510	$0.44	10 years	2 x 5 years	$39,704	$39,704
Long Beach Storage Services Agreement (shell capacity barrels)	1,995,197	1,995,197	$0.86	10 years	2 x 5 years	$20,590	$20,590
Southern California Pipeline Throughput Agreement (bpd)	457,633	500,133	$0.22	10 years	2 x 5 years	$37,107	$39,532
Coke Handling Service Agreement (metric tons per day)	2,212	2,212	$3.61	10 years	2 x 5 years	$2,915	$2,915
_________
(a) Estimated by applying actual percentages of throughput during 2012 to the minimum throughput commitments using actual rates under the commercial agreements. The weighted average rate for storage services is a monthly rate, whereas terminalling, pipeline, coke-handling services are charged per barrel per day.

In connection with the closing of the Northwest Products System Acquisition, Chevron assigned its terminalling agreement with Tesoro to the Partnership. The services provided under the agreement include receiving products, temporarily storing products in tanks and providing delivery back to Tesoro via truck rack delivery to pipeline or product transfer. The agreement also provides for ethanol blending services and additive injection services. The fees under this agreement will be indexed annually for inflation.